Exhibit 10.23

Deed of Trust, Assignment and

Security Agreement

THIS DEED OF TRUST, ASSIGNMENT AND SECURITY AGREEMENT (this “Deed of Trust”) is made as of the 22nd day of February, 2005, by and between EHP PHOENIX SUITES, LLC (“EHP”), Delaware limited liability company, and PHOENIX SUITES TRS, INC. (“TRS”), a Maryland corporation (EHP and TRS are sometimes hereinafter individually and collectively referred to as the “Grantor”), each of whose address is 100 East RiverCenter Blvd. Suite 480, Covington, Kentucky 41001, and Stewart Title & Trust of Phoenix, Inc (the “Trustee”) with an address at 244 West Osborn Road, Phoenix Arizona 85013, for the benefit of U.S. BANK NATIONAL ASSOCIATION (the “Lender”), with an address at c/o Commercial Real Estate Department, 425 Walnut Street, 10th Floor, CN-OH-W10C, Cincinnati, Ohio 45202.

WHEREAS, the EHP is the owner of a certain tract or parcel of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon; and TRS is the tenant on such land and improvements pursuant to a Lease Agreement dated as of February 24, 2005 between EHP and TRS; and

WHEREAS, the Grantor has borrowed from the Lender in an amount not to exceed TWENTY-TWO MILLION ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($22,100,000) (the “Loan”), which Loan is evidenced by one or more promissory notes in favor of the Lender (the “Note”);

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the “Obligations”):

A.

the Loan, the Note and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Grantor to the Lender or to any other direct or indirect subsidiary of Lender or any direct or indirect parent of Lender or any direct of indirect subsidiary of any direct or indirect parent of Lender, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Lender and/or the Trustees incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

B.	Any sums advanced by the Lender or which may otherwise become due pursuant to the provisions of the Note or this Deed of Trust or pursuant to any other document or instrument at any time delivered to the Lender to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the “Loan Documents”).

The Grantor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby irrevocably bargains, sells, grants, conveys, assigns, transfers and sets over unto the Trustees, in trust with power of sale and the right of entry and possession, forever, all of the Grantor’s right, title, estate, claim and interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the “Property”), to wit:

A.	All of the Grantor’s estate in the following:

All of that certain tract or parcel of land located 4415 East Paradise Village Parkway South, in Phoenix, Arizona, as described in Exhibit A which is attached hereto and incorporated herein by reference for more particular description of said land, together with and including any other of Grantor’s land being adjacent to or a part of the land described in Exhibit A which may not be particularly described herein;

Together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, all water and water rights flowing through, belonging or in any way appertaining to the Property, and all of Grantor’s water rights that are personal property under Arizona law including without limitation all type 1 and type 2 non-irrigation grandfathered rights (if applicable), all irrigation rights, all ditch rights, rights to irrigation district stock, all contracts for effluent, all contracts for Central Arizona Project water, and all contractual rights to water, and together with all rights (but none of the duties) of Grantor as declarant under any presently recorded declaration of covenants, conditions, and restrictions affecting real property; and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters; and all of the Grantor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either in law or in equity (the “Land”);

B.	All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery and equipment, including all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements (the “Improvements”);

C.	All rents, issues and profits arising or issuing from the Land and the Improvements (the “Rents”) including the Rents arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of the Land and Improvements (the “Leases”), all of which Leases and Rents are hereby assigned to the Lender by the Grantor. The foregoing assignment shall include all fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties, and all cash or securities deposited under Leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment extends to Rents arising both before and after the commencement by or against the Grantor of any case or proceeding under any Federal or State bankruptcy, insolvency or similar law, and is intended as an absolute assignment and not merely the granting of a security interest. The Grantor, however, shall have a license to collect, retain and use the Rents so long as no Event of Default shall have occurred and be continuing or shall exist. The Grantor will execute and deliver to the Lender, on demand, such additional assignments and instruments as the Lender may require to implement, confirm, maintain and continue the assignment of Rents hereunder;

D.	All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;

TO HAVE AND TO HOLD the Property and all other interests described above unto the Trustees; BUT IN TRUST, NEVERTHELESS to secure to the Lender and Trustees for the benefit of the Lender the payment and performance by the Grantor of all of the Obligations; PROVIDED, HOWEVER, that until the occurrence of an Event of Default, the Grantor shall have the sole right to remain in peaceful possession of the Property; PROVIDED, FURTHER HOWEVER, that if the Grantor shall pay, perform and satisfy in full all of the Obligations, then, in such case, the estate, right, title and interest of the Trustees and Lender in the Property shall cease, and upon proof to the satisfaction of the Lender that the Obligations have been paid, performed and satisfied in full, Lender shall execute and deliver to Trustee a request for full reconveyance without warranty and shall execute and deliver to Grantor suitable statements of termination of any financing statement on file evidencing Lenders security interest in the Rents and Improvements; subject, however, to the survival of certain rights and benefits in accordance with the provisions of the paragraph entitled “Survival of Certain Provisions”. Grantor shall pay any reconveyance fee required by law, if permitted by applicable law. THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE ARIZONA UNIFORM COMMERCIAL CODE. The Grantor hereby grants to the Trustees and Lender a security interest in all Property to which Article 9 of the Uniform Commercial Code of the state of Arizona is applicable and the proceeds (cash and noncash) thereof. Lender shall have all the rights and remedies of a secured party under said Uniform Commercial Code with respect to such Property.

THIS DEED OF TRUST IS GIVEN for the purpose of creating a lien on the Property in order to secure not only any existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of the Lender, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. Notwithstanding the reduction of the amount(s) secured hereby at any time to zero, this Deed of Trust shall remain in full force and effect until such time as release or satisfaction thereof is filed of record by the Lender.

1.	Representations and Warranties. The Grantor represents and warrants to the Trustees and Lender that the Grantor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on Exhibit B attached hereto. This Deed of Trust is a valid and enforceable first lien on the Property (except as set forth on Exhibit B), and the Lender shall, subject to the Grantor’s right of possession prior to an Event of Default, quietly enjoy and possess the Property. The Grantor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Lender against the claims of all persons.

2.	Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged the Grantor shall:

2.1	Payment and Performance of Obligations. Pay or cause to be paid and perform all Obligations when due as provided in the Loan Documents.

2.2	Legal Requirements. Promptly comply with and conform in all material respects to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to the Grantor or to any of the Property (the “Legal Requirements”).

2.3	Impositions. Before interest or penalties are due thereon and otherwise when due, the Grantor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including, any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against the Grantor or any of the Property (the “Impositions”). Within thirty (30) days after the payment of any Imposition, the Grantor shall deliver to the Lender evidence acceptable to the Lender of such payment. The Grantor’s obligations to pay the Impositions shall survive the Lender’s taking title to the Property through foreclosure, deed-in-lieu or otherwise.

2.4	Maintenance of Security. Use, and permit others to use, the Property only for such uses as permitted by applicable Legal Requirements and approved in writing by the Lender. The Grantor shall keep the Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary. The Grantor shall not remove, demolish or alter the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. The Grantor covenants and agrees not to take or permit any action with respect to the Property that will in any manner impair the security of this Deed of Trust.

3.	Leases. The Grantor shall not (a) execute an assignment or pledge of the Rents or the Leases other than in favor of the Lender; (b) accept any prepayment of an installment of any Rents prior to thirty days before the due date of such installment except advance deposits for banquets, conferences or similar bookings in the ordinary course of the hotel and conference business; or (c) enter into or amend any of the terms of any of the Leases without the Lender’s prior written consent. Any or all leases or subleases of all or any part of the Property shall be subject in all respects to the Lender’s prior written consent, shall be subordinated to this Deed of Trust and to the Lender’s rights and, together with any and all rents, issues or profits relating thereto, shall be assigned at the time of execution to the Lender as additional collateral security for the Obligations, all in such form, substance and detail as is satisfactory to the Lender in its sole discretion.

4.

Due on Sale Clause. The Grantor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law), or agree to do so, without the Lender’s prior written consent, including (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, except as otherwise permitted hereunder; or (b) any sale, conveyance, assignment, or other transfer of, or the grant of a security interest in, any membership interest in the Grantor, except in favor of the Lender and except for any transfer of title to the Real Estate or any transfer of a membership interest to one or of the Guarantors (as defined in the Loan Agreement of even date herewith between Grantor and Lender (“Loan Agreement”)) or any entity controlled 51% or more by one or more of the Guarantors, provided, however that in connection with any such transfer, there exists no Event of Default under this Deed of Trust and provided Lender is given advanced written notice thereof by Grantor, and provided further, however, that the transfer of ownership of the entirety of the Property shall be contingent upon the transferee assuming the Obligations pursuant to an assignment and assumption instrument reasonably satisfactory to Lender and Promus Hotels, Inc., shall confirm in writing that the License Agreement between Promus Hotels, Inc., and TRS and all of such proposed transferees rights thereunder will remain in full force and effect, the Guarantors shall reaffirm their obligations under the Guaranty and the Hazardous Substances Indemnity Agreement (as such documents are defined in the Loan Agreement) and Grantor shall provide an endorsement to Lender’s loan policy of title insurance confirming that such transfer did not affect Lender’s rights and benefits under such policy. Upon any transfer prohibited hereunder, Lender may, at its option, declare immediately due and payable all Obligations upon such sale or transfer effected without Lender’s prior written consent. However, Lender shall not exercise this option if such exercise is prohibited by federal law or by Arizona law.

5.	Insurance. The Grantor shall keep the Property continuously insured, in an amount not less than the cost to replace the Property or an amount not less than eighty percent (80%) of the full insurable value of the Property, whichever is greater, against loss or damage by fire, with extended coverage and against other hazards as the Lender may from time to time require. With respect to any property under construction or reconstruction, the Grantor shall maintain builder’s risk insurance. The Grantor shall also maintain comprehensive general public liability insurance, in an amount of not less than Two Million Dollars ($2,000,000) per occurrence and Ten Million Dollars ($10,000,000) general aggregate per location, which includes contractual liability insurance for the Grantor’s obligations under the Leases, and worker’s compensation insurance. All property and builder’s risk insurance shall include protection for continuation of income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Lender, shall be with an insurance company or companies authorized to do business in the state of Arizona and satisfactory to the Lender, shall be in form satisfactory to the Lender, shall meet all coinsurance requirements of the Lender, shall be maintained in full force and effect, shall be assigned to the Lender, with premiums prepaid, as collateral security for payment of the Obligations, shall be endorsed with a standard mortgagee clause in favor of the Lender and shall provide for at least thirty (30) days notice of cancellation to the Lender. Such insurance shall also name the Lender as an additional insured under the comprehensive general public liability policy and the Grantor shall also deliver to the Lender a copy of the replacement cost coverage endorsement.

6.	Rights of Lender to Insurance Proceeds.

6.1	In the event of any loss under any of said policies of insurance covering the Property, Grantor shall give immediate written notice to the Lender, and the

Lender may, but is not obligated to, make proof of loss if not made promptly by Grantor. Any proceeds received from any policy of insurance shall be paid to Lender and applied against the outstanding balance of principal, interest and other charges due under the Obligations, provided, however, if (i) Grantor desires to restore the Property to its prior good condition, (ii) no Event of Default exists hereunder, (iii) the loan to value ratio of the Mortgaged Premises and Collateral as restored will not be more than 65% (as may be determined by independent appraisal satisfactory to Lender completed at Grantor’s expense), (iv) any funds in excess of insurance proceeds necessary to complete the restoration work in accordance with plans and specifications and budgets as approved by the Lender shall have been deposited by Grantor with Lender, (v) all insurance proceeds and any funds in excess thereof shall have been deposited with Lender and the subject of appropriate pledge and/or security agreement reasonably acceptable to Lender (pursuant to which Lender shall have a first lien with respect to said funds), (vi) Promus Hotels, Inc. shall confirm in writing that the License Agreement, dated as of February         , 2005 (the “License Agreement”) and all of Borrower’s rights thereunder will remain in full force and effect, (vii) TRS’s interest in the Property and all of Grantor’s rights thereunder will remain in full force and effect, and (viii) Grantor shall obtain confirmation from its insurance carrier that the proceeds of rental interruption insurance sufficient to offset any abatement of rents during the period of repair, reconstruction or restoration will be paid monthly; then the insurance proceeds shall be held by Lender for restoration of the Property. Lender shall disburse so much of the proceeds to the Grantor as restoration progresses, equal to the cost of said restoration, and subject to reasonable conditions, including the right of Lender to withhold up to ten percent (10%) of said amount until completion, and the expiration of the period within which mechanic’s and materialmen’s liens may be filed or until the receipt of satisfactory evidence that no liens exist. Should the insurance proceeds be less than the sum required to complete said restoration, Grantor shall deposit the difference with the Lender, and its failure to do so shall constitute default hereunder. Upon payment of such sum to the Lender, the same shall be held by Lender in a mutually acceptable interest-bearing account until disbursement. Should said proceeds, including the interest payable thereon, exceed the cost of completing said restoration, any balance remaining shall be repaid to the Grantor. Grantor shall pay to the Lender any reasonable expenses incurred by Lender in making such disbursements and reasonable building inspections. Grantor agrees to execute such further assignments of such proceeds and rights of action as Lender may require.

6.2	Applicable to Partial and Total Loss. In the event of a loss, as described above, all proceeds and rights of action are hereby assigned to Lender. At its option, in its own name, Lender shall be entitled to commence, appear in and prosecute any action or proceedings or to make any compromise or settlement in connection with any such loss. The payment to the Lender of such insurance proceeds shall not cure or waive any default or notice of default hereunder. Notwithstanding such total or partial loss, all payments under the Note and Loan Agreement shall be made without reduction, modification or interruption and all applicable terms and conditions of this Deed of Trust shall be applicable to Grantor without modification or interruption.

7.	Installments for Insurance, Taxes and Other Charges. Upon the Lender’s request after the occurrence of an Event of Default, the Grantor shall pay to the Lender monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the “Escrow Charges”). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred. No amount so paid to the Lender shall be deemed to be trust funds, nor shall any sums paid bear interest. The Lender shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by the Lender for such premium or Imposition are insufficient to make such payments. If, at any time, the funds being held by the Lender for any insurance premium or Imposition are exhausted, or if the Lender determines, in its sole discretion, that such funds will be insufficient to pay in full any insurance premium or Imposition when due, the Grantor shall promptly pay to the Lender, upon demand, an amount which the Lender shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, the Lender shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as the Lender may deem fit, and the Grantor hereby grants to the Lender a lien upon and security interest in such amounts for such purpose.

8.	Condemnation. The Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Property, shall notify the Lender of the pendency of such proceedings. The Lender may participate in any such proceedings and the Grantor shall deliver to the Lender all instruments requested by it to permit such participation. Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by the Lender, and any award or compensation shall be applied as insurance proceeds are applied.

9.	Environmental Matters.

9.1	For purposes of this Section 9, the term “Environmental Laws” shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment. The term “Regulated Substances” shall mean all substances regulated by Environmental Laws, or which are known or considered to be harmful to the health or safety of persons, or the presence of which may require investigation, notification or remediation under the Environmental Laws. The term “Contamination” shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment.

9.2	The Grantor represents and warrants (i) that to its knowledge based solely upon that certain environmental assessment delivered by Grantor to Lender in connection with the Loan (“Assessment”), no Contamination is present at, on or under the Property and that no Contamination is being or has been emitted onto any surrounding property; (ii) that to its knowledge based solely upon the Assessment, all operations and activities on the Property have been and are being conducted in accordance with all Environmental Laws, and the Grantor has all permits and licenses required under the Environmental Laws; (iii) that to its knowledge based solely upon the Assessment, no underground or aboveground storage tanks are or have been located on or under the Property; and (iv) to its knowledge, no legal or administrative proceeding is pending or threatened relating to any environmental condition, operation or activity on the Property, or any violation or alleged violation of Environmental Laws. These representations and warranties shall be true as of the date hereof, and shall be deemed to be continuing representations and warranties which must remain true, correct and accurate during the entire duration of the term of this Deed of Trust.

9.3	The Grantor shall ensure, at its sole cost and expense, that the Property and the conduct of all operations and activities thereon comply and continue to comply with all Environmental Laws. The Grantor shall notify the Lender promptly and in reasonable detail in the event that the Grantor becomes aware of any violation of any Environmental Laws, the presence or release of any Contamination with respect to the Property, or any governmental or third party claims relating to the environmental condition of the Property or the conduct of operations or activities thereon. The Grantor also agrees not to permit or allow the presence of Regulated Substances on any part of the Property, except for those Regulated Substances (i) which are used in the ordinary course of the Grantor’s business, but only to the extent they are in all cases used in a manner which complies with all Environmental Laws; and (ii) those Regulated Substances which are naturally occurring on the Property. The Grantor agrees not to cause, allow or permit the presence of any Contamination on the Property.

9.4

The Trustees and the Lender shall not be liable for, and the Grantor shall indemnify, defend and hold the Trustees and the Lender and all the officers, directors, employees and agents of the Trustees and the Lender and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys’, consultants’ and contractors’ fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination) that the Trustees and Lender may suffer or incur (including as holder of the Deed of Trust, as mortgagee in possession or as successor in interest to the Grantor as owner of the Property by virtue of a power of sale, foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the

Deed of Trust); (ii) the breach of any representation, warranty, covenant or undertaking by the Grantor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property. Notwithstanding the above or anything contained in this Deed of Trust or any other loan documents executed in connection with this Deed of Trust to the contrary, the indemnities provided for herein shall not apply to any hazardous materials or contaminants that are initially placed or first arising or created on, in or under the Property after the date Lender or any of its affiliates or third parties that take title to the Property at a foreclosure sale, a sale pursuant to a power of sale, or by deed in lieu of foreclose or otherwise.

9.5	Upon the Lender’s request, the Grantor shall execute and deliver an Environmental Indemnity Agreement satisfactory in form and substance to the Lender, to more fully reflect the Grantor’s representations, warranties, covenants and indemnities with respect to the Environmental Laws.

10.	Inspection of Property. The Trustees and the Lender or their agents shall have the right to enter the Property at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property. The Trustees and the Lender or their employees, agents and consultants may for good cause enter the Property upon prior written notice to the Grantor, to conduct any and all environmental testing deemed appropriate by the Lender in its sole but reasonable discretion. The environmental testing shall be accomplished by whatever means the Lender may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. The Grantor shall provide the Trustees, the Lender and their employees, agents and consultants reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as the Trustees or the Lender shall reasonably request.

11.

Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder: (a) any Event of Default (as defined in any of the Obligations); (b) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) demand by the Lender under any of the Obligations that have a demand feature; (d) the failure by the Grantor to perform any of its obligations under this Deed of Trust or under any Environmental Indemnity Agreement executed and delivered pursuant to Section 9(e) hereof; (e) falsity, inaccuracy or material breach by the Grantor of any written warranty, representation or statement made or furnished to the Lender by or on behalf of the Grantor; (f) an uninsured material loss, theft, damage, or destruction to any of the Property, or the entry of any judgment against the Grantor or any lien against or the making of any levy, seizure or attachment of or on the Property; (g) the failure of the Lender to have a lien on the

Property with the priority required under Section 1; (h) any indication or evidence received by the Lender that the Grantor may have directly or indirectly been engaged in any type of activity which, in the Lender’s discretion, might result in the forfeiture of any property of the Grantor to any governmental entity, federal, state or local; (i) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Deed of Trust; or (j) the failure by the Grantor to pay any Impositions as required under Section 2(c), or to maintain in full force and effect any insurance required under Section 5.

12.	Remedies. If an Event of Default occurs and continues beyond any applicable notice and cure period, the Lender may, acting alone or together with or through the Trustees or any agents or attorneys at the Lender’s option and without demand, notice or delay, do one or more of the following:

12.1	Acceleration. The Lender may declare that all sums payable under the Loan Documents are immediately due and payable in full, whereupon all such sums shall be immediately due and payable in full regardless of any installment payment provisions, maturity date, or other terms and conditions of any Loan Document.

12.2	Enter, Manage, Control. The Lender may enter upon the Land and Improvements, exclude the Grantor, and anyone claiming by, through or under Grantor, from the Land and Improvements, exercise all rights and powers of the Grantor with respect to the Property, and collect all Rents or other income thereof.

12.3	Exercise Rights as Secured Party. The Lender may exercise all of the rights and remedies of a secured party under the Arizona Uniform Commercial Code. The Grantor waives any notice of disposition of any personal property, provided to the extent any such notice is required and cannot be waived, the Grantor agrees that such notice shall be deemed reasonable and shall fully satisfy any requirement for notice if such notice is mailed, postage prepaid, to Grantor at least ten (10) days before the time of disposition. Any sale of any personal property may be made in conjunction with any state of the real property.

12.4	Sell Pursuant to Power of Sale. To the extent permitted by applicable law Grantor hereby waives any and all rights to have the property marshaled. The Lender may take possession of and sell the Property at such time and place, subject to such leases, contracts and other interests as the Lender may elect, and in accordance with such procedures as may be required or permitted by applicable law. The Grantor hereby authorizes and empowers the Trustees to take possession and sell (or in the case of any default of any purchaser to resell) the Property as aforesaid. This power of sale shall not be exhausted in the event any proceeding is dismissed before all Obligations are satisfied in full.

12.5	Other Proceedings. The Lender may proceed by suit or suits at law or in equity or by any other appropriate remedy to protect and enforce the rights of the Trustees and Lender, whether for the specific performance of any covenant or agreement contained in the Loan Documents, or in aid of the execution of any power therein granted, or to foreclose this Deed of Trust, or to sell the Property under the judgment or decree of a court or courts of competent jurisdiction, or otherwise.

12.6	Appointment of Receiver. The Lender may, as a matter of right, without notice to the Grantor, without regard to the adequacy of the security and whether incidental to a proposed sale of the Property or otherwise, seek the immediate appointment of a receiver of the Property and of the Rents and Leases, with all such powers as the court making such appointment shall confer, and the earnings, revenues, rents, issues and profits and other income thereof or therefrom are hereby assigned to the Trustees as additional security under this Deed of Trust.

12.7	Insurance Policies. Beneficiary shall have the right upon an Event of Default, but not the obligation, to assign all of Grantor’s right, title and interest in and to all policies of insurance on the Property and any unearned premiums paid on such insurance to any receiver or any purchaser of the Property at a foreclosure sale, and Grantor hereby appoints Lender as attorney in fact to assign and transfer such policies.

12.8	Rights of Trustees. Trustees shall have all of the rights and duties of Lender as set forth in this section.

13.	Powers and Obligations of Trustees. The following provisions relating to the powers and obligations of Trustees are part of this Deed of Trust.

13.1	Powers of Trustees. In addition to all powers of Trustees arising as a matter of law, Trustees shall have the power to take the following actions with respect to the Property upon the written request of Lender and Grantor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

13.2	Obligations to Notify. Trustees shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustees shall be a party unless the action or proceeding is brought by Trustees.

13.3	Trustees. Trustees shall meet all qualifications required for Trustees under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustees shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent, provided by applicable law.

14.	Lender May Bid. Upon any sale made by virtue of this Deed of Trust, the Lender may bid for and acquire the Property or any part thereof, and may make settlement for the purchase price by crediting to the Obligations the net sales price after deducting therefrom the Lender’s Expenses, together with interest at the default rate provided in the Note (the “Default Rate”), and any other sums which Lender is authorized to deduct under this Deed of Trust and applicable law.

15.	Expenses. The performance of each and every obligation on the Grantor’s part under the Loan Documents shall be at the sole expense of the Grantor, and neither the Lender nor the Trustees shall have any obligation for any such expenses. In addition to any other amounts required to be paid by the Grantor under the Loan Documents or with respect to the Property, the Grantor shall pay the following (collectively called the “Expenses”): (a) all filing, registration and recording costs and fees and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges in connection with the recordation or filing of any Loan Documents or related instruments, and any documents in connection with any foreclosure, deed in lieu of foreclosure or other dispositions of the Property following an Event of Default; (b) all fees, costs and expenses incident to any foreclosure, deed in lieu of foreclosure or other disposition of the Property pursuant to exercise by the Lender and/or Trustees of their rights and remedies upon any Event of Default, including but not limited to in case of foreclosure, a commission on the total amount of the Obligations equal to one-half (1/2) of the percentage allowed as commissions to trustees making sales under similar circumstances in the jurisdiction where the Land and Improvements, or any portion thereof, are located; (c) all costs and expenses in connection with the development, construction, management, operation, maintenance, repair and replacement of the Property; and (d) all other costs and expenses included as part of the Obligations (as defined above). All Expenses paid or incurred by the Lender or Trustees shall be reimbursed by the Grantor to the Lender on demand (provided no such demand shall be required if an Event of Default has occurred), shall bear interest at the Default Rate from the date of demand (or the date an Event of Default occurs if no demand has been made) until paid, and shall, together with such interest, constitute part of the Obligations.

16.	Application of Proceeds. The proceeds of any sale made by virtue of this Deed of Trust, together with any other sums which then may be held by the Trustees or Lender hereunder, shall be applied to the Expenses and the Obligations in such order as the Lender shall determine in its exclusive discretion.

17.	Lender’s Right to Protect Security. The Trustees and Lender are hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Trustees or the Lender hereunder; (b) purchase such insurance policies covering the Property as the Lender may elect if the Grantor fails to maintain the insurance coverage required hereunder; and (c) take such action as the Trustees or the Lender may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.

18.	Appointment of Lender as Attorney-in-Fact. The Lender, or any officer of the Lender, is hereby irrevocably appointed attorney-in-fact for the Grantor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence of an Event of Default; (b) settle for, collect and receive any awards payable under Section 8 (Condemnation) from the authorities making the same; and (c) execute, deliver and file such financing statements and other instruments as the Lender may require in order to perfect and maintain its security interest under the Uniform Commercial Code on any portion of the Property.

19.	Certain Waivers. Grantor hereby waives (a) any appointment, valuation, stay, extension or redemption laws now or hereafter in force which could prevent or hinder the enforcement or foreclosure of the lien of this Deed of Trust, or the absolute sale of the Property, or the final or absolute putting into possession thereof, immediately after such sale, of the purchaser thereof, (b) any claim against the Lender or Trustees for any entry on the Land or Improvements, and (c) any and all right to have the estates comprised in the security created hereby marshaled upon any foreclosure of the lien of this Deed of Trust and agrees that the Trustees, or any court having jurisdiction to foreclose such lien, may sell the Property as an entirety or in such one or more parcels as they may deem appropriate. The Grantor hereby waives and releases all benefit that might accrue to the Grantor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, and, unless specifically required herein, all notices of the Grantor’s default or of the Lender’s election to exercise, or the Lender’s actual exercise of any option under this Deed of Trust or any other Loan Document.

20.	Rights of Lender, Trustees Cumulative. Each right, power and remedy of the Lender or Trustees provided in the Loan Documents shall be in addition to every other right, power or remedy, and the exercise or beginning of the exercise by the Lender or Trustees of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender or Trustees of any or all such other rights, powers or remedies.

21.	Trustees’ Liability; Powers. The Trustees shall not be obligated to perform any act required of them hereunder unless requested by the Lender in writing and the Trustees are indemnified against all loss, cost, liability and expense. The Trustees shall be protected in acting upon any document believed by them to be genuine and shall not have any liability hereunder except for willful misconduct or gross negligence. The Trustees may at any time consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by Trustees in accordance with such opinion of counsel. Trustees shall be vested with all powers of trustees under deeds of trust covering real property in the state of Arizona. The Trustees may act hereunder jointly, or either Trustee may act separately, and each Trustee shall have full power to exercise all powers and discretions herein granted to the Trustees without the joinder of any other Trustee.

22.	Substitution of Trustees. From time to time, by a deed of appointment and/or substitution, the Lender may appoint another trustee or trustees to act in the place and stead of the Trustees or either of them or any successor to either of them. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of a new trustee. Any Trustee may resign by sending a written resignation to the Lender.

23.	Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt to the Grantor, the Trustees or the Lender. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as the Grantor, the Trustees or the Lender may give to the other in writing for such purpose. For notice purposes, Grantor agrees to keep Lender and Trustees informed at all times of Grantor’s current address.

24.	Further Acts. The Grantor will, at the cost of the Grantor, and without expense to the Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring or confirming unto the Lender the property and rights hereby mortgaged, or which Grantor may be or may hereafter become bound to convey or assign to the Lender, or for carrying out the intent of or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust.

25.	Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Grantor or the Lender’s interest in the Property, the Grantor will pay such tax, with interest and penalties thereon, if any.

26.	Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, the Grantor will pay for the same, with interest and penalties thereon, if any.

27.	Preservation of Rights. No delay or omission on the part of the Lender or the Trustees to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. The Lender’s and Trustees’ rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that they may have under other agreements, at law or in equity. The Lender and the Trustees may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

28.	Illegality. In case any one or more of the provisions contained in this Deed of Trust should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

29.	Changes in Writing. No modification, amendment or waiver of any provision of this Deed of Trust nor consent to any departure by the Grantor therefrom will be effective unless made in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor in any case will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

30.	Entire Agreement; No Merger. This Deed of Trust (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, by and among the Grantor, the Trustees and the Lender with respect to the subject matter hereof. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

31.	Survival of Certain Provisions. This Deed of Trust will be binding upon and inure to the benefit of the Grantor, the Trustees and the Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Deed of Trust in whole or in part without the prior written consent of the Lender and the Lender at any time may assign this Deed of Trust in whole or in part; and provided, further, that the rights and benefits under the Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Trustees or the Lender or through action of the Trustees or the Lender (including a foreclosure, or trustee’s, sheriff’s or judicial sale). The provisions of Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Deed of Trust, the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure.

32.	Interpretation. In this Deed of Trust, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation” and references to sections or exhibits are to those of this Deed of Trust unless otherwise indicated. Section headings in this Deed of Trust are included for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose. If this Deed of Trust is executed by more than one party as Grantor, the obligations of such persons or entities will be joint and several.

33.	Indemnity. The Grantor agrees to indemnify each of the Trustees, the Lender, and their directors, officers and employees and each legal entity, if any, who controls the Trustees or the Lender (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Deed of Trust or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Grantor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Grantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Deed of Trust, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Deed of Trust, payment of any Loan and assignment of any rights hereunder. The Grantor may participate at its expense in the defense of any such action or claim.

34.	Governing Law and Jurisdiction. This Deed of Trust has been delivered to and accepted by the Lender and will be deemed to be made in the State where the Lender’s office indicated above is located. THIS DEED OF TRUST WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE GRANTOR AND THE LENDER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE LENDER’S OFFICE INDICATED ABOVE IS LOCATED, EXCEPT THAT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED (IF DIFFERENT FROM THE STATE WHERE SUCH OFFICE OF THE LENDER IS LOCATED) SHALL GOVERN THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS CREATED HEREUNDER ON THE PROPERTY OR ANY INTEREST THEREIN. The Grantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Lender’s office indicated above is located; provided that nothing contained in this Deed of Trust will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Grantor individually, against any security or against any property of the Grantor within any other county, state or other foreign or domestic jurisdiction. The Grantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Grantor. The Grantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Deed of Trust.

35.

Lender, Trustees Have No Liability. Neither the Lender nor the Trustees shall have any liability whatsoever to the Grantor or any other person for the performance or non-performance by the Grantor under any lease, contract, permit, lien or other agreement or obligation of the Grantor with respect to the Property. No approval, waiver or other action or inaction by the Lender or Trustees with respect to any such matter shall render the Lender or Trustees liable in any way to the Grantor or any other person.

36.	Waiver of Homestead Exemption. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Arizona as to all indebtedness secured by this Deed of Trust.

37.	WAIVER OF JURY TRIAL. THE GRANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS DEED OF TRUST, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS DEED OF TRUST OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GRANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Grantor acknowledges that it has read and understood all the provisions of this Deed of Trust, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

Exhibit 10.23

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

EHP PHOENIX SUITES, LLC an Arizona limited liability company

By:	/s/ J. William Blackham, III
J. William Blackham, III
President & CEO

PHOENIX SUITES TRS, INC., a Maryland corporation

By:	/s/ J. William Blackham, III
J. William Blackham, III
President & CEO

SEALED AND DELIVERED IN THE PRESENCE OF:

Print Name:	Print Name:

Title:	Title:

COMMONWEALTH OF KENTUCKY)

                                                              )SS:

COUNTY OF                                      )

Before me, a Notary Public in and for said County and State, personally appeared J. William Blackham, III, President & CEO of EHP PHOENIX SUITES, LLC, a limited liability company organized and existing under the laws of the State of Arizona and PHOENIX SUITES TRS, INC., a Maryland corporation, who acknowledged the execution of the foregoing Deed of Trust for and on behalf of said limited liability company and corporation, and who, has been duly sworn, stated that the representations therein contained are true.

Witness my hand and Notarial Seal this              day of                     , 2005.

Print Name:___________________, a notary Public
Residing in ___________________ County, Indiana
My Commission Expires: _____________________

Exhibit 10.23

EXHIBITS

A.	Legal Description

B.	Permitted Encumbrances

Exhibit A

Legal Description

Exhibit B

Permitted Encumbrances

Those exceptions listed on the Title Commitment delivered by Grantor to Lender in connection with the execution of this Instrument.

22